EX-99.B11-tmkconsnt

INDEPENDENT AUDITORS' CONSENT

TMK/United Funds, Inc.:

We consent to the use in Post-Effective Amendment No. 17 to Registration Statement No. 33-11466 of our report dated February 7, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



Deloitte & Touche LLP
Kansas City, Missouri
August 7, 1997